EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Sanderson Farms, Inc. and Affiliates Stock Incentive Plan of our reports dated December 19, 2019, with respect to the consolidated financial statements and schedule of Sanderson Farms, Inc. and the effectiveness of internal control over financial reporting of Sanderson Farms, Inc. included in its Annual Report (Form 10-K) for the year ended October 31, 2019, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New Orleans, Louisiana February 27, 2020